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                                                                    EXHIBIT 4(a)

                                   ADVO, INC.
                               401(k) SAVINGS PLAN
                                (PLAN NUMBER 004)

                            Effective January 1, 2004

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                ADVO, Inc. 401(k) Savings Plan (Plan Number 004)

                            Effective January 1, 2004

This ADVO, Inc. 401(k) Savings Plan (Plan Number 004) (the "Plan") is the benefit of eligible employees of the Company and its participating affiliates who are (i) designated as Sales Associates and (ii) are not highly compensated employees (within the meaning of Section 414(q) of the Internal Revenue Code, without regard to Section 414(q)(1)(A)). The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section
401(k).

The Plan is intended to comply with the qualification requirements as amended by the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Uruguay Round Agreements Act (GATT), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA `97), the Restructuring and Reform Act of 1998 (RRA `98), the Community Renewal Tax Relief Act of 2000, and is intended to comply in operation therewith. To the extent that the Plan, as set forth below, is subsequently determined to be insufficient to comply with such requirements and any regulations issued under these qualification requirements, the Plan shall later be amended to so comply.

This Plan reflects certain provisions of the Economic Growth and Tax Relief
Reconciliation Act of 2001 ("EGTRRA"). This Plan intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. The EGTRRA Provisions of this restatement shall supersede the other provisions of the Plan to the extent those provisions are inconsistent with the EGTRRA Provisions.
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                                TABLE OF CONTENTS

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1    DEFINITIONS......................................................................................        1

     1.1         "Account"............................................................................        1
     1.2         "Administrator"......................................................................        1
     1.3         "Associate"..........................................................................        1
     1.4         "Beneficiary"........................................................................        1
     1.5         "Code"...............................................................................        1
     1.6         "Committee"..........................................................................        1
     1.7         "Company"............................................................................        1
     1.8         "Company Stock"......................................................................        1
     1.9         "Compensation".......................................................................        2
     1.10        "Contribution".......................................................................        2
     1.11        "Contribution Dollar Limit"..........................................................        2
     1.12        "Eligible Associate".................................................................        3
     1.13        "Employer"...........................................................................        3
     1.14        "ERISA"..............................................................................        3
     1.15        "HCE" or "Highly Compensated Employee"...............................................        3
     1.16        "Highly Compensated Sales Associate".................................................        4
     1.17        "Hour of Service"....................................................................        4
     1.18        "Ineligible".........................................................................        4
     1.19        "Investment Fund"....................................................................        5
     1.20        "Leased Associate"...................................................................        5
     1.21        "Leave of Absence"...................................................................        5
     1.22        "NHCE" or "Non-Highly Compensated Employee"..........................................        5
     1.23        "Non-Highly Compensated Sales Associate".............................................        5
     1.24        "Normal Retirement Date".............................................................        5
     1.25        "Owner"..............................................................................        5
     1.26        "Participant"........................................................................        5
     1.27        "Pay"................................................................................        6
     1.28        "Plan"...............................................................................        6
     1.29        "Plan Year"..........................................................................        6
     1.30        "QDRO"...............................................................................        6
     1.31        "Related Company"....................................................................        6
     1.32        "Required Beginning Date"............................................................        7
     1.33        "Sales Associate"....................................................................        7
     1.34        "Settlement Date"....................................................................        7
     1.35        "Spousal Consent"....................................................................        7
     1.36        "Subsidiary".........................................................................        7
     1.37        "Taxable Income".....................................................................        7
     1.38        "Trade Date".........................................................................        8

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                                TABLE OF CONTENTS
                                   (continued)

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     1.39        "Trust"..............................................................................        8
     1.40        "Trustee"............................................................................        8
     1.41        "USERRA".............................................................................        8

2    ELIGIBILITY......................................................................................        9

     2.1         Eligibility..........................................................................        9
     2.2         Ineligible Associates................................................................        9
     2.3         Ineligible or Former Participants....................................................        9
     2.4         Highly Compensated Sales Associates..................................................        9
     2.5         Plan-to-Plan Transfers...............................................................        9
     2.6         Employment Transfers.................................................................       10

3    PARTICIPANT CONTRIBUTIONS........................................................................       11

     3.1         Associate Pre-Tax Contribution Election..............................................       11
     3.2         Changes..............................................................................       11
     3.3         Stopping Contributions...............................................................       11
     3.4         Contribution Percentage Limits.......................................................       11
     3.5         Refunds When Contribution Dollar Limit Exceeded......................................       11
     3.6         Timing, Posting and Tax Considerations...............................................       12
     3.7         Catch-Up Contributions...............................................................       12

4    ROLLOVERS & TRUST-TO-TRUST TRANSFERS.............................................................       13

     4.1         Rollovers............................................................................       13
     4.2         Transfers From Other Qualified Plans.................................................       14

5    EMPLOYER CONTRIBUTIONS...........................................................................       15

     5.1         ADVO Matching Contributions..........................................................       15
     5.2         Contributions Following Qualified Military Service...................................       15

6    ACCOUNTING.......................................................................................       17

     6.1         Individual Participant Accounting....................................................       17
     6.2         Trade Date Accounting and Investment Cycle...........................................       17
     6.3         Accounting for Investment Funds......................................................       17
     6.4         Payment of Fees and Expenses.........................................................       17
     6.5         How Fees and Expenses are Charged to Participants....................................       17
     6.6         Accounting for Participant Loans.....................................................       18
     6.7         Error Correction.....................................................................       18
     6.8         Participant Statements...............................................................       18
     6.9         Special Accounting During Conversion Period..........................................       18
     6.10        Accounts for QDRO Beneficiaries......................................................       18

7    INVESTMENT FUNDS AND ELECTIONS...................................................................       20

     7.1         Investment Funds.....................................................................       20
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                                TABLE OF CONTENTS
                                   (continued)

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     7.2         Investment Fund Elections............................................................       20
     7.3         Responsibility for Investment Choice.................................................       20
     7.4         Ineligibility if No Election.........................................................       20
     7.5         Timing...............................................................................       20
     7.6         Switching Fees.......................................................................       20

8    VESTING & FORFEITURES............................................................................       21

     8.1         Fully Vested Contribution Accounts...................................................       21

9    PARTICIPANT LOANS................................................................................       22

     9.1         Participant Loans Permitted..........................................................       22
     9.2         Loan Funding Limits..................................................................       22
     9.3         Maximum Number of Loans..............................................................       22
     9.4         Source of Loan Funding...............................................................       22
     9.5         Interest Rate........................................................................       23
     9.6         Repayment............................................................................       23
     9.7         Repayment Hierarchy..................................................................       23
     9.8         Loan Application, Note and Security..................................................       23
     9.9         Default, Suspension and Call Feature.................................................       23
     9.10        Spousal Consent......................................................................       24
     9.11        Plan Loans for Owner-Employees and Shareholder Employees.............................       24

10   IN-SERVICE WITHDRAWALS...........................................................................       25

     10.1        In-Service Withdrawals Permitted.....................................................       25
     10.2        Withdrawals for Hardship.............................................................       25
     10.3        Rollover Account Withdrawals.........................................................       26
     10.4        Withdrawals for Participants over Age 70-1/2.........................................       27
     10.5        Withdrawal Processing................................................................       27
     10.6        Spousal Consent......................................................................       28
     10.7        Over Age 59-1/2 Withdrawals..........................................................       28

11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON OF A PARTICIPANT'S REQUIRED BEGINNING DATE.......       29

     11.1        Benefit Information, Notices and Election............................................       29
     11.2        Payment Form and Medium..............................................................       29
     11.3        Distribution of Small Amounts........................................................       29
     11.4        Latest Commencement Permitted........................................................       30
     11.5        Payment Within Life Expectancy.......................................................       30
     11.6        Incidental Benefit Rule..............................................................       30
     11.7        Payment to Beneficiary...............................................................       30
     11.8        Beneficiary Designation..............................................................       31
     11.9        Spousal Consent......................................................................       31
     11.10       Distributions Upon Severance from Employment.........................................       31
     11.11       EGTRRA Modifications to Required Minimum Distributions...............................       32

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                                TABLE OF CONTENTS
                                   (continued)

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12   ADP AND ACP TESTS................................................................................       37

13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS.....................................................       38

     13.1        "Annual Addition" Defined............................................................       38
     13.2        Maximum Annual Addition..............................................................       38
     13.3        Avoiding an Excess Annual Addition...................................................       38
     13.4        Correcting an Excess Annual Addition.................................................       38
     13.5        Correcting a Multiple Plan Excess....................................................       39

14   TOP HEAVY RULES..................................................................................       40

     14.1        Top Heavy Definitions................................................................       40
     14.2        Special Contributions................................................................       41
     14.3        EGTRRA Modifications.................................................................       41

15   PLAN ADMINISTRATION..............................................................................       44

     15.1        Plan Delineates Authority and Responsibility.........................................       44
     15.2        Fiduciary Standards..................................................................       44
     15.3        Company is ERISA Plan Administrator..................................................       44
     15.4        Administrator Duties.................................................................       44
     15.5        Advisors May be Retained.............................................................       45
     15.6        Delegation of Administrator Duties...................................................       45
     15.7        Committee Operating Rules............................................................       46

16   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION................................................       47

     16.1        Plan Does Not Affect Employment Rights...............................................       47
     16.2        Limited Return of Contributions......................................................       47
     16.3        Assignment and Alienation............................................................       48
     16.4        Facility of Payment..................................................................       48
     16.5        Reallocation of Lost Participant's Accounts..........................................       48
     16.6        Claims Procedure.....................................................................       48
     16.7        Construction.........................................................................       49
     16.8        Jurisdiction and Severability........................................................       49
     16.9        Indemnification by Employer..........................................................       50
     16.10       Direct Rollovers.....................................................................       50

17   AMENDMENT, MERGER, AND TERMINATION...............................................................       52

     17.1        Amendment............................................................................       52
     17.2        Merger...............................................................................       52
     17.3        Plan Termination.....................................................................       52
     17.4        Termination of Employer's Participation..............................................       53
     17.5        Replacement of the Trustee...........................................................       53
     17.6        Final Settlement and Accounting of Trustee...........................................       53

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1        DEFINITIONS

         When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

         1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan:

                  (a) "Associate Pre-Tax Account". An account created to hold Associate Pre-Tax Contributions.

                  (b) "Rollover Account". An account created to hold Rollover Contributions.

                  (c) "ADVO Matching Account". An account created to hold ADVO Matching Contributions.

         1.2 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

         1.3      "Associate". An individual who is:

                  (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

                  (b)      a Leased Associate.

         1.4 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11, or as a result of a QDRO.

         1.5 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.6 "Committee". If applicable, the committee which has been appointed by the Company to administer the Plan in accordance with Section 15.6.

         1.7 "Company". ADVO, Inc. or any successor by merger, purchase or otherwise.

         1.8 "Company Stock". Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

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         1.9      "Compensation".

                  (a) The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code section 125, 402(e)(3), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i) or
                           457, and 132(f)(4).

                  (b) For purposes of determining HCEs and key employees and for purposes of Sections 13.2 and Section 14.2, Compensation for the entire Plan Year shall be used.

                  (c) The annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. "Annual Compensation" means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

         1.10 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Associate, and allocated by contribution type to Participants' Accounts, as described in
                  Section 1.1. Specific types of contribution include:

                  (a) "Associate Pre-Tax Contribution". An amount contributed on a pre-tax basis in conjunction with a Participant's Code section 401(k) salary deferral election.

                  (b) "Rollover Contribution". An amount contributed by an Eligible Associate which originated from another employer's qualified plan.

                  (c) "ADVO Matching Contribution". An amount contributed by the Employer based upon the amount contributed by the eligible Participant.

         1.11     "Contribution Dollar Limit".

                  No Participant shall be permitted to have Associate Pre-Tax Contributions made under this Plan, or elective deferrals under any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.7 and Section 414(v) of the Code, if applicable. For purposes of this Section, a Participant's Associate Pre-Tax Contributions shall include (i) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)) and (iv) any elective employer contribution under Code section 408(p)(2)(A)(i).

         1.12 "Eligible Associate". Any Non-Highly Compensated Sales Associate of an Employer, except any such Associate:

                  (a) whose Compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party, unless the agreement calls for the Associate's participation in the Plan;

                  (b) who is treated as an Associate because he or she is a Leased Associate. "Eligible Associate" shall not include any person characterized by an Employer or Related Company as an "independent contractor" or any other person who is not treated by the Employer or Related Company as an employee for purposes of withholding federal employment taxes, regardless of any contrary Internal Revenue Service, governmental or judicial determination relating to such employment status or tax withholding. In the event that a person is engaged in an independent contractor or similar capacity and is subsequently classified by the Employer or Related Company, the Internal Revenue Service or a court as an employee, such person, for purposes of this Plan, shall be deemed an Eligible Associate from the actual (and not the effective) date of such classification.

         1.13 "Employer". The Company and any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts this Plan with the approval of the Company.

         1.14 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.15 "HCE" or "Highly Compensated Employee". With respect to all Related Companies, an Associate who (in accordance with Code section 414(q)):

                  (a) Was a more than 5% Owner (within the meaning of Code section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year; or

                  (b) Received Compensation during the preceding Plan Year in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)).

                  A former Associate shall be treated as an HCE if (1) such former Associate was an HCE when he or she separated from service, or (2) such former Associate was an HCE in service at any time after attaining age 55.

         1.16 "Highly Compensated Sales Associate". With respect to any Plan Year, an Associate who (i) is designated by the Employer as a "Sales Associate," and (ii) is a Highly Compensated Employee for such Plan Year (determined without regard to Section 414(q)(1)(A) of the Code).

         1.17 "Hour of Service". Each hour for which an Associate is entitled to:

                  (a) payment for the performance of duties for any Related Company;

                  (b) payment from any Related Company for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including disability), layoff, leave of absence, jury duty or military service;

                  (c) back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the agreement pertains); or

                  (d) no payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule).

                  The crediting of hours for which no duties are performed shall be in accordance with Department of Labor regulation sections 2530.200b-2(b) and (c). Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 hour. An Employee will be credited with the payroll period equivalency that corresponds to the frequency with which he or she is paid as follows; an Employee paid on a weekly basis shall be credited with 45 hours weekly, an Employee paid on a biweekly basis shall be credited with 90 hours biweekly, an Employee paid on a semimonthly basis shall be credited with 95 hours semimonthly and an Employee paid on a monthly basis shall be credited with 190 hours monthly.

                  An Associate's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or
                  (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

         1.18 "Ineligible". An individual during the period in which he or she is (1) an Associate of a Related Company which is not then an Employer, (2) an Associate, but not an Eligible Associate, or (3) not an Associate.

         1.19 "Investment Fund". Any fund in which Trust assets are invested.

         1.20 "Leased Associate". An individual, not otherwise an employee, who, pursuant to an agreement between a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Related Company, unless:

                  (a) the individual is covered by a money purchase pension plan maintained by the leasing organization and meeting the requirements of Code section 414(n)(5)(B), and

                  (b) such individuals do not constitute more than 20% of all Non-Highly Compensated Employees of all Related Companies (within the meaning of Code section 414(n)(5)(C)(ii)).

         1.21 "Leave of Absence". A period during which an individual is deemed to be an Associate, but is absent from active employment, provided that the absence:

                  (a)      was authorized by a Related Company; or

                  (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under USERRA.

         1.22 "NHCE" or "Non-Highly Compensated Employee". An Associate who is not a Highly Compensated Employee.

         1.23 "Non-Highly Compensated Sales Associate". With respect to any Plan Year, an Associate who (i) is designated by the Employer as a "Sales Associate," and (ii) is a Non-Highly Compensated Employee for such Plan Year (determined without regard to Section 414(q)(1)(A) of the Code).

         1.24 "Normal Retirement Date". The date of a Participant's 65th birthday.

         1.25 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or combined voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

         1.26 "Participant". An Eligible Associate who begins to participate in the Plan after completing the eligibility requirements as described in Section 2. An Eligible Associate who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant except for purposes of provisions related to Contributions (other than a Rollover Contribution). A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited or until his or her eligibility to participate terminates in accordance with
                  Section 2.4.

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         1.27     "Pay". The base pay, overtime, bonus and commissions paid to an Eligible Associate by an Employer while a Participant during the current period.

                  Pay is neither increased nor decreased by any salary credit or reduction pursuant to Code sections 125 or 402(e)(3), or 132(f)(4). The annual Pay of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. "Annual Pay" means Pay during the Plan Year or such other consecutive 12-month period over which Pay is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Pay for the determination period that begins with or within such calendar year. The annual Pay of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. "Annual Pay" means Pay during the Plan Year or such other consecutive 12-month period over which Pay is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Pay for the determination period that begins with or within such calendar year. If a Plan Year consists of fewer than 12 months, the limitation on Pay is an amount equal to the otherwise applicable limit for such Plan Year multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

                  "Pay" means the Pay, as defined herein, that the Participant would have received during any period of service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Participant's right to reemployment is protected by USERRA, (or, if the amount of such Pay is not reasonably certain, the Participant's average earnings from the Employer or a Related Company for the twelve-month period immediately preceding such period of service); provided, however, that the Participant returns to work within the period during which his right to reemployment is protected by USERRA.

         1.28 "Plan". The ADVO, Inc. 401(k) Savings Plan (Plan Number 004) set forth in this document, as from time to time amended.

         1.29 "Plan Year". The annual accounting period of the Plan which ends on each December 31.

         1.30 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

         1.31 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b),

                  (c), (m) or (o). For purposes of Section 13, "Related Company" will mean a Related Company, but determined with "more than 50 percent" substituted for the phrase "at least 80 percent" in sections 1563(a)(1) of the Code when applying sections 414(b) and (c) of the Code.

         1.32 "Required Beginning Date". The latest date benefit payments shall commence to a Participant. Such date shall mean:

                  (a) with regard to a Participant who is not a 5% Owner, the April 1 of the calendar year that follows the later of (i) the calendar year in which the Participant attained age 70-1/2, or (ii) the calendar year in which the Participant terminates employment with all Related Companies; and

                  (b) with regard to a Participant who is a 5% Owner, the April 1 of the calendar year that follows the calendar year in which the Participant attains age 70-1/2.

                  A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2.

         1.33 "Sales Associate". An Associate who is designated by the Employee as a Sales Associate.

         1.34 "Settlement Date". The date on which the transactions from the most recent Trade Date are settled.

         1.35 "Spousal Consent". The written consent given by a spouse to a Participant's election (or waiver) of a specified form of benefit, including a loan or an in-service withdrawal, or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

         1.36 "Subsidiary". A company which is 50% or more owned, directly or indirectly, by the Company.

         1.37 "Taxable Income". Compensation in the amount reported by the Employer as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6051.

         1.38 "Trade Date". Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

         1.39 "Trust". The trust established in connection with the Plan, as it may be amended from time to time.

         1.40 "Trustee". The person(s) or entity, or combination of them, serving from time to time as the trustee(s) of the Trust.

         1.41 "USERRA". The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

2        ELIGIBILITY

         2.1      Eligibility

                  Each Eligible Associate shall become a Participant (a) for purposes of Associate Pre-Tax Contributions, on the first day of the next month after the date he or she first performs an Hour of Service for an Employer; and (b) for purposes of ADVO Matching Contributions, on the first day of the next month after the date he or she completes a 6 month eligibility period in which he or she is credited with at least 500 Hours of Service. The initial eligibility period for ADVO Matching Contributions begins on the date an Associate first performs an Hour of Service, and subsequent eligibility periods begin on the first day of each subsequent month.

         2.2      Ineligible Associates

                  If an Associate completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Associate.

         2.3      Ineligible or Former Participants

                  A Participant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Associate.

         2.4      Highly Compensated Sales Associates

                  Notwithstanding the foregoing, (i) a Sales Associate who is an Eligible Associate for a Plan Year, and who becomes a Highly Compensated Sales Associate for the subsequent Plan Year shall continue to be eligible to participate in the Plan during such subsequent Plan Year until the Administrator determines that such Sales Associate is a Highly Compensated Sales Associate for such subsequent Plan Year, and (ii) a Sales Associate who is a Highly Compensated Sales Associate for a Plan Year and who ceases to be a Highly Compensated Sales Associate for the subsequent Plan Year shall not be eligible to participate in this Plan during such subsequent Plan Year until the Administrator determines that such Sales Associate is an Eligible Associate for such subsequent Plan Year.

         2.5      Plan-to-Plan Transfers

                  In the event that an Associate ceases to be a Participant in this Plan and becomes eligible to participate in the ADVO, Inc. 401(k) Savings Plan (Plan Number 001), the Company shall cause such Participant's Account to be transferred to the ADVO, Inc. 401(k) Savings Plan (Plan Number 001). In the event that an

                  Associate ceases to be a participant in the ADVO, Inc. 401(k) Savings Plan (Plan Number 001) and becomes eligible to Participate in this Plan, the Company shall cause such Associate's account under the ADVO, Inc. 401(k) Savings Plan (Plan Number 001) to be transferred to this Plan. The foregoing transfers shall be made as soon as administratively practicable following the date on which eligibility to participate in the subsequent plan begins.

         2.6      Employment Transfers

                  Notwithstanding any other provision of this Plan, (i) in the event an Associate who is not a Sales Associate and who is eligible to participate in the ADVO, Inc. 401(k) Savings Plan (Plan Number 001) transfers employment to a Sales Associate position, and such Sales Associate is a Non-Highly Compensated Sales Associate, such Associate shall not become eligible to participate in this Plan until January 1 of the year following the year in which such employment transfer occurs. Such Associate shall be eligible to make Pre-Tax Contributions from and after such January 1 and to receive ADVO Matching Contributions upon completion of the eligibility period specified in Section 2.1(b) taking into account all Hours of Service completed as a Participant in this Plan and as a participant in the ADVO, Inc. 401(k) Retirement Savings Plan (Plan Number 001) and (ii) in the event a Participant transfers employment to a non-Sales Associate position, such Participant shall be immediately ineligible to participate in this Plan and shall become eligible to participate in the ADVO, Inc. 401(k) Savings Plan (Plan Number 001) in accordance with the terms of that Plan.

3        PARTICIPANT CONTRIBUTIONS

         3.1      Associate Pre-Tax Contribution Election

                  Upon becoming a Participant, an Eligible Associate may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as an Associate Pre-Tax Contribution. The election shall be made in advance as a whole percentage of Pay on such form and with such advance notice as may be prescribed by the Administrator. In no event shall an Associate's Associate Pre-Tax Contributions under the Plan and all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Associate's taxable year beginning in the Plan Year.

         3.2      Changes

                  A Participant may change his or her Associate Pre-Tax Contribution election at any time by giving the Administrator such advance notice as it requires. The changed percentage shall become effective as soon as administratively practicable after the Administrator receives such notice. Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

         3.3      Stopping Contributions

                  A Participant may revoke his or her Contribution election at any time in accordance with procedures established by the Administrator from time to time, and such election shall be effective with the first payroll paid after such date. A Participant may contribute again by making a new Contribution election at the same time and in the same manner in which a Participant may change his or her election.

         3.4      Contribution Percentage Limits

                  The Administrator may establish (and subsequently change) the maximum Associate Pre-Tax Contribution percentage, prospectively or retrospectively (for the current Plan Year), for all Participants. The Associate Pre-Tax Contribution maximum percentage is 16%.

                  Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

         3.5      Refunds When Contribution Dollar Limit Exceeded

                  A Participant who makes Associate Pre-Tax Contributions for a calendar year to this and any other qualified defined contribution plan in excess of the

                  Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. Any ADVO Matching Contributions attributable to refunded excess Associate Pre-Tax Contributions as described in this Section shall be deemed a Contribution made by reason of a mistake of fact and removed from the Participant's Account.

         3.6      Timing, Posting and Tax Considerations

                  Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 15 business days following the end of the month that includes the date amounts are deducted from a Participant's Pay (or as that maximum period may be otherwise extended by ERISA). Pre-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

         3.7      Catch-Up Contributions

                  All Associates who are eligible to make Associate Pre-Tax Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plans implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as
                  applicable, by reason of the making of such catch-up contributions.

4        ROLLOVERS & TRUST-TO-TRUST TRANSFERS

         4.1      Rollovers

                  (a) The Administrator may authorize the Trustee to accept a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), either from a Participant or from an Eligible Associate (even if he or she is not yet a Participant) in cash or as a Direct Rollover, as such term is defined in Section 11, from another qualified plan on behalf of the Participant or Eligible Associate. The Associate shall be responsible for furnishing satisfactory evidence to the Administrator that the amount is eligible for rollover treatment. A rollover contribution received directly from an Eligible Associate must be paid to the Trustee in cash within 60 days after the date received by the Eligible Associate from a qualified plan or conduit individual retirement account.

                  (b) If it is later determined that an amount transferred pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Associate's Rollover Account shall immediately be
                           (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Associate, and (3) distributed to the Associate. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

                  (c) The Plan will accept the following Participant rollover contributions and/or direct rollovers of distributions:

                           (1) A direct rollover of an eligible rollover distribution from a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

                           (2) A direct rollover of an eligible rollover distribution from an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions.

                           (3) A direct rollover of an eligible rollover distribution from an eligible plan under
                                    Section 457(b) of the Code which is
                                    maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

                           (4) A Participant contribution of an eligible rollover distribution from a qualified plan described in Section 401(a) or 403(a) of the Code.

                           (5) A Participant contribution of an eligible rollover distribution from an annuity contract described in Section 403(b) of the Code.

                           The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in
                           Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

         4.2      Transfers From Other Qualified Plans

                  The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan, in accordance with procedures established by the Trustee.

5        EMPLOYER CONTRIBUTIONS

         5.1      ADVO Matching Contributions

                  (a) Frequency and Eligibility. For each period for which Participants' Contributions are made, the Employer shall make ADVO Matching Contributions as described in the following Allocation Method paragraph on behalf of each Participant who contributed during the period.

                  (b) Allocation Method. The ADVO Matching Contributions for each period shall total 100% of each eligible Participant's Associate Pre-Tax Contributions for the period, provided that no ADVO Matching Contributions shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay. For purposes of this Section 5.1(b), the maximum amount of Pay that may be taken into account for a Plan Year is $50,000.

                  (c) Timing and Medium. The Employer shall make each period's ADVO Matching Contribution in cash as soon as is feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution.

         5.2      Contributions Following Qualified Military Service

                  (a) Associate Pre-Tax Contributions. A Participant who returns to employment with an Employer or a Related Company following a period of qualified military service under USERRA shall be permitted to make additional Associate Pre-Tax Contributions, within the limits of Sections 3.1 and 3.4, up to an amount equal to the Associate Pre-Tax Contributions that the Participant would have been permitted to contribute to the Plan if he had continued to be employed and received Pay during the period of qualified military service. Associate Pre-Tax Contributions under this Section may be made during the period which begins on the date such Participant returns to employment and which has the same length as the lesser of (i) 3 multiplied by the period of qualified military service under USERRA, and (ii) 5 years.

                  (b) ADVO Matching Contributions. The Employer shall contribute to the Plan, on behalf of each Participant who has made Associate Pre-Tax Contributions as described in subsection (a) above, an amount equal to the ADVO Matching Contribution that would have been required under Section 5.1 had such Associate Pre-Tax Contributions been made during the period of qualified military service.

                  (c) Limitation on Crediting of Earnings and Forfeitures. Nothing in this Section 5.2 shall be construed as requiring (i) any crediting of earnings to a Participant with respect to any Participant or Employer Contributions before such Contribution is actually made, or (ii) any allocation of any forfeiture with respect to any period of qualified military service.

                  (d) Application of Certain Limitations. To the extent required by Code section 414(u), the Associate Pre-Tax Contributions and ADVO Matching Contributions, made under this Section shall be subject to the limitations described in Sections 12, 13 and 14 in the Plan Year to which such Contributions relate.

6        ACCOUNTING

         6.1      Individual Participant Accounting

                  The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by "posting" each transaction to the appropriate Account of each affected Participant. Participants' Account values shall be maintained in shares for the Investment Funds and in dollars for their Participant loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

         6.2      Trade Date Accounting and Investment Cycle

                  Participant Account values shall be determined as of each Trade Date.

         6.3      Accounting for Investment Funds

                  Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, the net asset and share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other net asset and share values shall be determined by the Trustee. The net asset value of each Investment Fund shall be based on the fair market value of its underlying assets.

         6.4      Payment of Fees and Expenses

                  Plan fees and expenses including administrative fees, Trustee fees, fees for government annual report preparation, audit and legal fees, and fees for any special services shall be paid from the Trust, and charged to Participants in the form of an Account maintenance fee to the extent that such fees and expenses are not paid by the Employer directly. The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

         6.5      How Fees and Expenses are Charged to Participants

                  Account maintenance fees which are not paid by the Employer shall be charged to each Participant's Account on a per Participant basis, provided that no fee shall reduce a Participant's Account balance below zero. Transaction type fees (such as investment election change fees, loan fees, etc.) shall be charged to the Participant's Account involved in the transaction. Fees and expenses incurred for the management and maintenance of Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund (unless the Employer makes such payment directly). The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Associates or Beneficiaries than for active Associates.

         6.6      Accounting for Participant Loans

                  Participant loans shall be held in a separate Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

         6.7      Error Correction

                  The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer.

         6.8      Participant Statements

                  The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as is administratively feasible.

         6.9      Special Accounting During Conversion Period

                  The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during the period of converting the prior accounting system of the Plan and Trust to conform to the individual Participant accounting system described in this Section. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation. Trust assets may be held, during the conversion period, in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

         6.10     Accounts for QDRO Beneficiaries

                  A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

                  (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under Section 11, to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

                  (b) Participant Loans. To the extent permitted by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

                  (c) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7        INVESTMENT FUNDS AND ELECTIONS

         7.1      Investment Funds

                  Except for Participants' loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds available to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee.

         7.2      Investment Fund Elections

                  Each Participant (or Beneficiary) shall make a single election covering all of his or her Contribution Accounts. A Participant (or Beneficiary) shall make his or her investment election in any combination of whole percentage increments of one or any number of the Investment Funds offered. Each election shall specify whether it applies only to the amounts not yet received by the Trustee, only to the current Account balance or to both such future amounts and the current Account balance. The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund.

         7.3      Responsibility for Investment Choice

                  Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

         7.4      Ineligibility if No Election

                  Notwithstanding the provisions of Article 2, a Participant who does not make an investment election in accordance with this
                  Article 7 shall not be eligible to participate in the Plan.

         7.5      Timing

                  A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her election at any time in accordance with the procedures established by the Administrator.

         7.6      Switching Fees

                  A reasonable processing fee may be charged directly to a Participant's Account for investment election changes in excess of a specified number per Plan Year as determined by the Administrator.

8        VESTING & FORFEITURES

         8.1      Fully Vested Contribution Accounts

                  A Participant shall be fully vested in all Accounts at all times.

9        PARTICIPANT LOANS

         9.1      Participant Loans Permitted

                  Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section. All loan limits are determined as of the date the Trustee reserves funds for the loan. The funds will be disbursed to the Participant as soon as is administratively feasible after the next following Settlement Date.

         9.2      Loan Funding Limits

                  The loan amount must meet all of the following limits:

                  (a) Plan Minimum Limit. The minimum amount for any loan is $1,000.

                  (b) Plan Maximum Limit. Subject to the legal limit described in (c) below, the maximum a Participant may borrow is 100% of the following Accounts which are fully vested:

                           Associate Pre-Tax Account
                           ADVO Matching Account
                           Rollover Account

                  (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the date on which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

         9.3      Maximum Number of Loans

                  A Participant may have only one loan outstanding at any given time.

         9.4      Source of Loan Funding

                  A loan to a Participant shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding, amounts shall be taken from each type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the date on which the loan is made.

         9.5      Interest Rate

                  The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances.

         9.6      Repayment

                  Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full at any time. The loan repayment period shall be as mutually agreed upon by the Participant and Administrator, not to exceed 5 years. However, the term may be for any period not to exceed 15 years if the purpose of the loan is to acquire the Participant's principal residence.

         9.7      Repayment Hierarchy

                  Prior to migration to MLII, loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. After migration to MLII, loan principal payments shall be credited to the Participant's Accounts in the same order used to fund the loan. Loan payments credited to Accounts for which the Participant directs investment as described in section 7 are credited to the Investment Funds based upon the Participant's current investment election for new Contributions. Loan Payments credited to Accounts for which the Participant does not direct investment as described in Section 7 are credited to the Investment Funds specified by the Administrator for such Accounts.

         9.8      Loan Application, Note and Security

                  A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

         9.9      Default, Suspension and Call Feature

                  (a) Repayment Suspension. The Administrator may agree to a suspension of loan payments for up to six months for a Participant who is on a Leave of Absence without pay. During the suspension period, interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

                  (b) Default. A loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by Code section 72(p).

                           In the event a default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution to the Participant. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

         9.10     Spousal Consent

                  A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

         9.11     Plan Loans for Owner-Employees and Shareholder Employees

                  Plan provisions prohibiting loans to any owner-employee or shareholder employee shall cease to apply.

10       IN-SERVICE WITHDRAWALS

         10.1     In-Service Withdrawals Permitted

                  In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and pursuant to the terms and conditions set forth in Section 11 with regard to an in-service withdrawal made in accordance with a Participant's Required Beginning Date.

         10.2     Withdrawals for Hardship

                  (a) Requirements. A Participant who is an Associate may request the withdrawal of any amount necessary to satisfy a financial need, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution, by submitting a completed withdrawal request form to the Administrator. The Administrator shall only approve those requests for withdrawals (1) on account of a Participant's "Deemed Financial Need," and (2) which are "Deemed Necessary" to satisfy the financial need.

                  (b) "Deemed Financial Need." Financial commitments relating to:

                           (1) unreimbursable medical expenses described under Code section 213(d) incurred (or to be incurred) by the Associate, his or her spouse or his or her dependents;

                           (2) the purchase (excluding mortgage payments) of the Associate's principal residence;

                           (3) the payment of unreimbursable tuition and related educational fees for up to the next 12 months of post-secondary education for the Associate, his or her spouse or dependents;

                           (4) the need to pay for the funeral expenses of a family member;

                           (5) the need for the Associate to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                           (6)      any other circumstance specifically
                                    permitted under Code section
                                    401(k)(2)(B)(i)(IV).

                  (c) "Deemed Necessary." A withdrawal is "deemed necessary" to satisfy the financial need only if all of these conditions are met:

                           (1) the withdrawal amount does not exceed the financial need;

                           (2) the Associate has obtained all other possible withdrawals and nontaxable loans available from all plans maintained by Related Companies;

                           (3)      the Administrator shall suspend the
                                    Associate from making any contributions to this Plan, all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by any Related Company for 12 months from the date the withdrawal payment is processed; and

                           (4)      the Administrator shall reduce the
                                    Contribution Dollar Limit for the calendar year next following the calendar year of the hardship withdrawal by the amount of the Associate's Associate Pre-Tax Contributions for the calendar year of the hardship withdrawal.

                  (d) Account Sources for Withdrawal. The withdrawal amount shall come only from the Participant's fully vested
                           Accounts:

                           Rollover Account
                           Associate Pre-Tax Account

                  The amount that may be withdrawn from a Participant's Associate Pre-Tax Account shall not include any earnings credited to his or her Associate Pre-Tax Contribution Account.

                  (e) Permitted Frequency. There is no restriction on the number of times a Participant may withdraw from these Accounts on account of hardship.

                  (f) Notwithstanding Section 10.2(c)(3), a Participant who receives a distribution of Associate Pre-Tax Contributions on account of hardship shall be prohibited from making Associate Pre-Tax Contributions, elective deferrals and employee contributions under this Plan and all other plans of the Employer for 6 months after receipt of the distribution.

         10.3     Rollover Account Withdrawals

                  (a) Amount Permitted. A Participant who is an Associate may withdraw up to the entire balance from his or her Rollover Account.

                  (b) Permitted Frequency. There is no restriction on the number of times a Participant may withdraw from this Account.

                  (c) Suspension from Further Contributions. A withdrawal from a Participant's Rollover Account shall not affect his or her ability to make further Contributions.

         10.4     Withdrawals for Participants over Age 70-1/2

                  (a) Requirements. A Participant who is an Associate and over age 70-1/2 may withdraw from the Contribution Accounts listed in paragraph (b) below.

                  (b) Account Sources for Withdrawal. The withdrawal amount shall come only from the Participant's fully vested
                           Accounts:

                                   Rollover Account
                                   Associate Pre-Tax Account
                                   ADVO Matching Account

                  (c) Permitted Frequency. There is no restriction on the number of times a Participant may withdraw from these Accounts after age 70-1/2.

                  (d) Suspension from Further Contributions. A withdrawal from a Participant's Accounts after age 70-1/2 shall not affect his or her ability to make further Contributions.

         10.5     Withdrawal Processing

                  The terms Direct Rollover, Distributee, Eligible Rollover Distribution and Eligible Retirement Plan as referenced below are defined in Section 11.

                  (a) Minimum Amount. The minimum amount for any type of withdrawal is $500.

                  (b) Application and Notice. A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

                           If an in-service withdrawal is one to which Code sections 401(a)(11) and 417 do not apply, such in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

                           (1) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for the portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution; and

                           (2) the Participant after receiving such notice, affirmatively elects a Direct Rollover for the portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution or alternatively elects to have such portion made payable directly to him or her, thereby not electing a Direct Rollover.

                  (c) Approval by Administrator. The Administrator is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

                  (d) Time of Processing. The Trustee shall process all withdrawal requests which it receives by a date, based on the value as of the date, and fund them on the next Settlement Date.

                  (e) Medium and Form of Payment. The medium of payment for withdrawals is either cash or direct deposit. The form of payment for withdrawals shall be a single installment.

                  (f) Investment Fund Sources. Within each Account type used for funding a withdrawal, amounts shall be taken from each type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes Participant loans) at the time the withdrawal is made.

         10.6     Spousal Consent

                  A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

         10.7     Over Age 59-1/2 Withdrawals

                  (a) Requirements. Effective January 1, 2000, a Participant who is an Employee and over age 59-1/2 may make Over Age 59-1/2 withdrawals.

                  (b) Account Sources and Funding Order. A Participant may make a withdrawal from his or her Accounts as follows:

                                    Rollover
                                    Associate Pre-Tax
                                    ADVO Matching

                  (c) Minimum Amount. The minimum amount for an Over Age 59-1/2 withdrawal is $500.

                  (d) Permitted Frequency. There is no restriction on the number of Over Age 59-1/2 withdrawals permitted to a Participant.

                  (e) Suspension from Further Contributions. An Over Age 59-1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

11 DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON OF A PARTICIPANT'S REQUIRED BEGINNING DATE

         11.1     Benefit Information, Notices and Election

                  A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available under the Plan, including the notices prescribed by Code sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies and a reasonable period of time during which the Administrator shall process, and inform the Trustee of, the Participant's termination or, if earlier, at the time of the Participant's Required Beginning Date.

                  Notwithstanding the foregoing, if a Participant's termination of employment with all Related Companies does not constitute a separation from service for purposes of Code section 401(k)(2)(B)(i)(1) or otherwise constitute an event set forth under Code section 401(k)(10)(A)(ii) or (iii) as described in
                  Section 17.3, the portion of a Participant's Account subject to the distribution rules of Code section 401(k) may not be distributed until such time as he or she separates from service for purposes of Code section 401(k)(2)(B)(i)(I) or, if earlier, upon such other event as described in Code section 401(k)(2)(B) and as provided for in the Plan.

         11.2     Payment Form and Medium

                  A Participant may elect to be paid in any of these forms:

                  (a)      a lump sum

                  (b) a portion paid in a lump sum, and the remainder paid later, or

                  (c) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary.

                  Payments will generally be made in cash (by check).

         11.3     Distribution of Small Amounts

                  If after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $5,000 or less, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator, without regard to whether the Account balance exceeded $5,000 at any prior date.

         11.4     Latest Commencement Permitted

                  In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than the Participant's Required Beginning Date. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution but in no event shall his or her benefit payments commence later than his or her Required Beginning Date.

                  If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 17.6.

         11.5     Payment Within Life Expectancy

                  The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary may not be recomputed annually.

         11.6     Incidental Benefit Rule

                  The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant's Required Beginning Date, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

         11.7     Payment to Beneficiary

                  Payment to a Beneficiary must either: (1) be completed within five years of the Participant's death or (2) begin within one year of his or her death and be completed within the period of the Beneficiary's life or life expectancy, except that:

                  (a) If the Participant dies after his or her Required Beginning Date, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

                  (b) If the surviving spouse is the Beneficiary, payments need not begin until the date on which the Participant would have attained age 70-1/2 and must be completed within the spouse's life or life expectancy; and

                  (c) If the Participant and the surviving spouse who is the Beneficiary die (i) before the Participant's Required Beginning Date and (ii) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

         11.8     Beneficiary Designation

                  Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

                  (a)      Participant's surviving spouse,

                  (b) Participant's children, in equal shares, per stirpes (by right of representation), or

                  (c)      Participant's estate.

         11.9     Spousal Consent

                  A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan.

         11.10    Distributions Upon Severance from Employment

                  A Participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

         11.11    EGTRRA Modifications to Required Minimum Distributions

                  (a)      General

                           (1)      Precedence. The requirements of this Section
                                    11.11 will take precedence over any
                                    inconsistent provisions of the Plan.

                           (2) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 11.11 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

                           (3)      TEFRA Section 242(b)(2) Elections.
                                    Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

                  (b)      Time and Manner of Distribution

                           (1) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

                           (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                                    (i)      If the Participant's surviving
                                             spouse is the Participant's sole
                                             designated beneficiary, then
                                             distributions to the surviving
                                             spouse will begin by December 31 of
                                             the calendar year immediately
                                             following the calendar year in
                                             which the Participant died, or by
                                             December 31 of the calendar year in
                                             which the Participant would have
                                             attained age 70-1/2, if later.

                                    (ii)     If the Participant's surviving
                                             spouse is not the Participant's
                                             sole Designated Beneficiary, then
                                             distributions to the Designated
                                             Beneficiary will begin by December
                                             31 of the calendar year immediately
                                             following the calendar year in
                                             which the Participant died.

                                    (iii)    If there is no Designated
                                             beneficiary as of September 30 of
                                             the year following the year of the
                                             Participant's death, the
                                             Participant's entire interest will
                                             be distributed by December 31 of
                                             the calendar year containing the
                                             fifth anniversary of the
                                             Participant's death.

                                    (iv)     If the Participant's surviving
                                             spouse is the Participant's sole
                                             Designated Beneficiary and the
                                             surviving spouse dies after the
                                             Participant but before
                                             distributions to the surviving
                                             spouse begin, this Section
                                             11.11(b)(2), other than Section
                                             11.11(b)(2)(i), will apply as if
                                             the surviving spouse were the
                                             Participant.

                                    For purposes of this Section 11.11(b)(2) and
                                    Section 11.11(d), unless Section
                                    11.11(b)(2)(iv) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 11.11(b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 11.11(b)(2)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 11.11(b)(2)(i)), the date distributions are considered to begin is the date distributions actually commence.

                           (3)      Forms of Distribution. Unless the
                                    Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 11.11(c) and 11.11(d). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

                  (c)      Required Minimum Distributions During Participant's
                           Lifetime

                           (1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

                                    (i)      the quotient obtained by dividing
                                             the Participant's Account Balance
                                             by the distribution period in the
                                             Uniform Lifetime Table set forth in
                                             Section 1.401(a)(9)-9 of the
                                             Treasury Regulations, using the
                                             Participant's age as of the
                                             Participant's birthday in the
                                             Distribution Calendar Year; or

                                    (ii)     if the Participant's sole
                                             Designated Beneficiary for the
                                             Distribution Calendar Year is the
                                             Participant's spouse, the quotient
                                             obtained by dividing the
                                             Participant's Account Balance by
                                             the number in the Joint and Last
                                             Survivor Table
                                             set forth in Section 1.401(a)(9)-9
                                             of the Treasury regulations, using
                                             the Participant's and spouse's
                                             attained ages as of the
                                             Participant's and spouse's
                                             birthdays in the Distribution
                                             Calendar Year.

                       (2) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this
                             Section 11.11(c) beginning with the first
                             Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

                  (d)  Required Minimum Distributions After Participant's Death.

                       (1)   Death On or After Date Distributions Begin

                             (i)  Participant Survived by Designated
                                  Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows

                                  (A)  The Participant's remaining Life
                                       Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                                  (B) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                                  (C) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                           (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (2)      Death Before Date Distributions Begin.

                           (i)    Participant Survived by Designated
                                  Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 11.11(d)(1).

                           (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                           (iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 11.11(b)(2)(i), this Section 11.11(d)(2) will apply as if the surviving spouse were the Participant.

                  (e)      Definitions.

                           (1) Designated Beneficiary. The individual who is designated as the beneficiary under
                                    Section 11.8 of the Plan and is the
                                    designated beneficiary under Section
                                    401(a)(9) of the Internal Revenue Code and
                                    Section 1.401(a)(9)-1, Q&A-4, of the
                                    Treasury Regulations.

                           (2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 11.11(b). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's required beginning date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

                           (3) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

                           (4) Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

                           (5) Required Beginning Date. The date specified in Section 1.32 of the Plan.

12       ADP AND ACP TESTS

         The Plan does not benefit any Highly Compensated Employees; accordingly the Plan automatically satisfies Sections 401(k)(3) and 401(m)(2) of the Code.

13       MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

         13.1     "Annual Addition" Defined

                  The sum for a Plan Year of all (i) contributions (excluding rollover contributions) and forfeitures allocated to the Participant's Account and his or her account in all other defined contribution plans maintained by any Related Company,
                  (ii) amounts allocated to the Participant's individual medical account (within the meaning of Code section 415(l)(2)) which is part of a defined benefit plan maintained by any Related Company, and (iii) if the Participant is a key employee (within the meaning of Code section 419A(d)(3)) for the applicable or any prior Plan Year, amounts attributable to post-retirement medical benefits allocated to his or her separate account under a welfare benefit fund (within the meaning of Code section 419(e)) maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

         13.2     Maximum Annual Addition

                  Except to the extent permitted under Section 3.7 and section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any limitation year shall not exceed the lesser of: (1) $40,000 as adjusted for increases in the cost-of-living under section 415(d) of the Code, or (2) 100 percent of the Participant's compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year. The compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual edition.

         13.3     Avoiding an Excess Annual Addition

                  If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

         13.4     Correcting an Excess Annual Addition

                  Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her Associate Pre-Tax Contributions (however to the extent Associate Pre-Tax Contributions were matched, the applicable ADVO Matching Contributions shall be forfeited in proportion to the returned matched Associate Pre-Tax Contributions) and the remaining excess, if any, plus returned ADVO

                  Matching Contributions, shall be forfeited by the Participant and used to reduce subsequent Contributions as soon as is administratively feasible.

         13.5     Correcting a Multiple Plan Excess

                  If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to the Plan only after all possible reductions have been made to the other defined contribution plans.

14       TOP HEAVY RULES

         14.1     Top Heavy Definitions

                  When capitalized, the following words and phrases have the following meanings when used in this Section:

                  (a) "Aggregation Group". The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Associate is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) and 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

                  (b) "Determination Date". The last day of the preceding Plan Year, or with regard to the Plan's initial Plan Year, the last day of that Plan Year.

                  (c) "Key Associate". A current or former Associate (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

                           (1) an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

NUMBER OF ASSOCIATES NOT                      NUMBER OF
     EXCLUDED UNDER                          HIGHEST PAID
  CODE SECTION 414(q)(8)                  OFFICERS INCLUDED
------------------------                  -----------------
      Less than 30                                 3
        30 to 500                  10% of the number of Associates not
                                   excluded under Code section 414(q)(8)
     More than 500                                50

                           (2)      a more than 5% Owner,

                           (3) a more than 1% Owner whose Compensation exceeds $150,000, or

                           (4) a more than 0.5% Owner who is among the 10 Associates owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

                  (d) "Plan Benefit". The sum as of the Determination Date of (1) an Associate's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

                  (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Associates account for more than 60% of the Plan Benefits of all Associates who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Associates who were, but are no longer, Key Associates (because they have not been an officer or Owner during the five year period), are excluded in the determination.

         14.2     Special Contributions

                  (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than Associate Pre-Tax and ADVO Matching Contributions) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income.

                  (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, as modified by substituting "3 percent" for "2 percent" and by increasing (but not by more than 10 percentage points) 20 percent by 1 percentage point for each year for which such plan was taken into account, if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Compensation shall be provided to the Employees specified in the preceding paragraph of this plan. In addition, the Employer may offset a defined benefit minimum by contributions (other than Pre-Tax and ADVO Matching Contributions) made to this Plan.

         14.3     EGTRRA Modifications

                  (a)      General. This Section 14.4 amends Sections 14.1 and
                           14.2 of the Plan.

                  (b)      Determination of Top-Heavy Status.

                           (1) Key Associate. Key Associate means any Associate or former Associate (including any deceased Associate) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than

                                    $130,000 (as adjusted under Section
                                    416(i)(1) of the Code for Plan Years
                                    beginning after December 31, 2002), a
                                    5-percent owner of the Employer, or a
                                    1-percent owner of the Employer having
                                    annual Compensation of more than $150,000.
                                    For this purpose, annual Compensation means
                                    Compensation within the meaning of Section
                                    415(c)(3) of the Code. The determination of who is a Key Associate will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                           (2) Determination of Present Values and Amounts. This Section 14.4(b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Associates as of the Determination Date.

                                    (i)      Distributions During Year Ending on
                                             the Determination Date. The present
                                             values of accrued benefits and the
                                             amounts of account balances of an
                                             Associate as of the Determination
                                             Date shall be increased by the
                                             distributions made with respect to
                                             the Associate under the Plan and
                                             any plan aggregated with the Plan
                                             under Section 416(g)(2) of the Code
                                             during the 1-year period ending on
                                             the Determination Date. The
                                             preceding sentence shall also apply
                                             to distributions under a terminated
                                             plan which, had it not been
                                             terminated, would have been
                                             aggregated with the Plan under
                                             Section 416(g)(2)A)(i) of the Code.
                                             In the case of a distribution made
                                             for a reason other than separation
                                             from service, death, or disability,
                                             this provision shall be applied by
                                             substituting "5-year period" for
                                             "1-year period."

                                    (ii)     Employees Not Performing Services
                                             During Year Ending on the
                                             Determination Date. The accrued
                                             benefits and accounts of any
                                             individual who has not performed
                                             services for the Employer during
                                             the 1-year period ending on the
                                             Determination Date shall not be
                                             taken into account.

                  (c)      Minimum Benefits.

                           (1) Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to ADVO Matching Contributions under this Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

15     PLAN ADMINISTRATION

       15.1   Plan Delineates Authority and Responsibility

              Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and any separate trust agreement between the Company and the Trustee. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

       15.2   Fiduciary Standards

              Each fiduciary shall:

              (a) discharge his or her duties in accordance with this Plan and Trust to the extent they are consistent with ERISA;

              (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

              (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

              (d) diversify Plan investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

              (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

       15.3   Company is ERISA Plan Administrator

              The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

       15.4   Administrator Duties

              The Administrator shall have the discretionary authority to construe the Plan, and to do all things necessary or convenient to effect the intent and purposes of the Plan, whether or not such powers are specifically set forth in the Plan and Trust.

              Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in the Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

              (a) Determine who is eligible to participate, the allocation of Contributions, and the eligibility for withdrawals, loans and distributions;

              (b) Provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

              (c) Make a copy of the following documents available to Participants during normal work hours: the Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

              (d) Determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

              (e) Establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan. To the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

              (f) Adjudicate claims pursuant to the claims procedure described in Section 16.

       15.5   Advisors May be Retained

              The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

       15.6   Delegation of Administrator Duties

              The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

       15.7   Committee Operating Rules

              (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

              (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

              (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and give written direction to the Trustee in the performance of its duties.

16     RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

       16.1   Plan Does Not Affect Employment Rights

              The Plan does not provide any employment rights to any Associate. The Employer expressly reserves the right to discharge an Associate at any time, with or without cause, without regard to the effect such discharge would have upon the Associate's interest in the Plan.

              (a)    Compliance with USERRA

              Notwithstanding any provision of the Plan to the contrary, with regard to an Associate who after serving in the uniformed services is reemployed within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in Code section 414(u)(5)) in accordance with Code section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

       16.2   Limited Return of Contributions

              Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and
              (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

              (a)    such Contribution is made by reason of a mistake of fact;

              (b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and contributions under the Plan are hereby conditioned upon such qualification); or

              (c) such contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon their deductibility) in the taxable year of the Employer for which the contributions are made.

                     The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

              16.3   Assignment and Alienation

                     As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

                     (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO;

                     (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975;

                     (c)    to satisfy a federal tax levy made pursuant to Code
                            section 6331; or

                     (d) subject to the provisions of Code section 401(a)(13), pursuant to the terms of a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle B or title I of ERISA.

              16.4   Facility of Payment

                     If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

              16.5   Reallocation of Lost Participant's Accounts

                     If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount to offset any Employer Contributions. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned had the amount been invested in the Investment Fund provided for in Section 7.4 to the date of determination. The Administrator shall direct the Trustee to pay the amount through an additional Employer Contribution.

              16.6   Claims Procedure

                     (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

                     (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering
                            (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

                     (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

                     (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                             DAYS TO RESPOND
                ACTION                                      FROM LAST ACTION
---------------------------------------                     ----------------
Administrator determines benefit                                      NA
Interested party files initial request                           60 days
Administrator's initial decision                                 90 days
Interested party requests final review                           60 days
Administrator's final decision                                   60 days

                            However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision will be forthcoming.

              16.7   Construction

                     Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate.

              16.8   Jurisdiction and Severability

                     The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of the Plan and Trust is or becomes invalid or otherwise unenforceable, that fact shall not affect the validity or enforceability of any other provision of the Plan and Trust. All provisions of the Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

              16.9   Indemnification by Employer

                     The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, in relation to the Plan or Trust
                     (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

              16.10  Direct Rollovers

                     (a) Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 16.10, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                     (b) Definitions. For purposes of this Section 16.10, the following capitalized terms shall have the following meanings:

                            (1) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                            (2) "Distributee" means an Associate or former Associate. In addition, the Associate's or former Associate's surviving spouse and the Associate's or former Associate's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                            (3)    "Eligible Retirement Plan" means an
                                   individual retirement account described in
                                   Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement plan or individual retirement annuity.

                            (4) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, the portion of any distribution that is a hardship distribution described in Section 401(k)(2)(B)(IV) of the Code.

                     (c)    EGTRRA Modifications

                            (1) Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in this Section 16.10 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in
                                   Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in
                                   Section 414(p) of the Code.

                            (2) Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in this Section 16.10 of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

17     AMENDMENT, MERGER, AND TERMINATION

       17.1   Amendment

              The Company reserves the right to amend the Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code Sections 401(a) and 501(a). The Administrator shall have the authority to adopt Plan amendments which have no substantial adverse financial impact upon an Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

              (a) Become effective until it is accepted in writing by the Trustee (which acceptance shall not unreasonably be withheld);

              (b) Except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

              (c) Decrease the rights of any Associate to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

              (d) Permit an Associate to be paid the balance of his or her Associate Pre-Tax Account unless the payment would otherwise be permitted under Code section 401(k).

       17.2   Merger

              The Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

       17.3   Plan Termination

              The Company may, at any time and for any reason, terminate the Plan, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Associate shall be fully vested.

              Distributions or withdrawals will be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment will not be effective to the extent that it violates Section 17.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and the Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed. The Employers hereby agree to indemnify the Trustee against any and all liabilities resulting from the termination of the Plan or Trust (1) including (without limitation) any expenses reasonably attributable to the Company's failure to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination, any other expenses reasonably incurred in the defense of any claim relating to this Plan's termination, and amounts paid in any settlement relating to any such liability, but
              (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the gross negligence or willful misconduct of the Trustee.

       17.4   Termination of Employer's Participation

              Any Employer may terminate its Plan participation upon written notice executed by the Employer and delivered to the Company. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

       17.5   Replacement of the Trustee

              The Trustee may resign as Trustee under the Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under the Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

       17.6   Final Settlement and Accounting of Trustee

              (a) Final Settlement. As soon as is administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust.

                     Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

              (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

              (c) Administrator Approval. Approval of the final accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

                                       ADVO, INC.

                                       /s/ ED HARLESS
                                       -------------------------
                                       By: Ed Harless

                                       Title: Executive Vice President & Chief
                                              Administrative Officer

                                       Date:  April 14, 2004